CliftonLarsonAllen LLP
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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-204391 on Form S-8 of our report dated June 29, 2022 appearing in this Annual Report on Form 11-K of Unity Bank Employees' Savings and Profit Sharing Plan and Trust for the year ended December 31, 2021.

CliftonLarsonAllen LLP

Cedar Rapids, Iowa
June 29, 2022